UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

Lazard Ltd
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-32492 (Commission File Number) Clarendon House, 2 Church Street, Hamilton, Bermuda (Address of Principal Executive Offices)	98-0437848 (IRS Employer Identification No.) HM 11 (Zip Code)

Registrant’s telephone number, including area code 441-295-1422

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	LAZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 18, 2022, the Company held its Annual General Meeting, at which the shareholders of the Company (i) elected Richard N. Haass, Jane L. Mendillo and Richard D. Parsons to the Company’s Board of Directors for a three-year term expiring at the conclusion of the Company’s annual general meeting in 2025; (ii) approved, on a non-binding advisory basis, a resolution regarding executive compensation; and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022 and authorized the Company’s Board of Directors, acting by its Audit Committee, to set their remuneration.

The number of votes cast for, against or withheld, as applicable, and the number of abstentions and broker non-votes with respect to each matter voted upon, as reported by our tabulation agent, Computershare, Inc., is set forth below.

		For	Withheld	Abstain	Broker Non-Votes
1.	Election of Directors:
	Richard N. Haass	75,944,542	580,795	*	18,161,642
	Jane L. Mendillo	76,003,643	521,694	*	18,161,642
	Richard D. Parsons	70,944,863	5,580,474	*	18,161,642
		For	Against	Abstain	Broker Non-Votes
2.	Non-binding advisory vote regarding executive compensation	65,243,027	11,148,007	134,303	18,161,642
		For	Against	Abstain	Broker Non-Votes
3.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022 and authorization of the Company’s Board of Directors, acting by its Audit Committee, to set their remuneration	91,567,163	3,040,487	79,329	–

_______________________
* Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD LTD (Registrant)

By:	/s/ Scott D. Hoffman
Name:	Scott D. Hoffman
Title:	Chief Administrative Officer and General Counsel

Dated: May 20, 2022